UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2013

LONE PINE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35191	27-3779606
(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 640-5 Avenue SW, Calgary, Alberta, Canada	T2P 3G4
(Address of principal executive offices)	(Zip Code)

403.292.8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2013, the employment of David M. Anderson as President & Chief Executive Officer, and Edward J. Bereznicki as Executive Vice President & Chief Financial Officer of Lone Pine Resources Inc. (the “Company”) was terminated.  The board of directors of the Company (the “Board”) appointed David M. Fitzpatrick, who is a member of the Board, to serve as Interim Chief Executive Officer, effective as of February 27, 2013.  Mr. Fitzpatrick has resigned from the Compensation Committee of the Board, and remains a member of the Executive Committee of the Board.

Mr. Fitzpatrick, age 54, has been a member of the Board since completion of the Company’s initial public offering in June 2011. Mr. Fitzpatrick is an independent businessman and from 1996 to 2007, he served as President, Chief Executive Officer and Director of Shiningbank Energy Ltd. (acquired by PrimeWest Energy Trust), an oil and gas company. From June 2008 to September 2008, Mr. Fitzpatrick was a principal at Richardson Capital Ltd., the private equity division of Richardson Financial Group. Mr. Fitzpatrick serves as a director of Twin Butte Energy Ltd. (since July 2008), Pinecrest Energy Inc. (since May 2010) and Eagle Energy Trust (since November 2010). Prior directorships include Strike Petroleum Ltd., PrimeWest Energy Trust, Enerchem International Inc. and Compton Petroleum Corporation. Mr. Fitzpatrick is a member of the Society of Petroleum Engineers, the Association of Professional Engineers, Geologists and Geophysicists of Alberta and has a Chartered Director designation.

The Board determined that during his tenure as interim Chief Executive Officer, Mr. Fitzpatrick will receive a fixed monthly payment of Cdn$47,500 in consideration for his services, and shall not receive any other compensation as a member of the Board.  Mr. Fitzpatrick will be eligible to participate in the Company’s 2011 Stock Incentive Plan, but will not be eligible for any employee benefits or perquisites other than company paid parking.  The Board received advice from Hugessen Consulting Inc., an independent compensation consultant, in reaching its determination.

Mr. Fitzpatrick was not appointed to his new position pursuant to any arrangement or understanding between him and any other person.  Mr. Fitzpatrick is not related to any other officer or any director of the Company.

Item 7.01.             Regulation FD Disclosure.

A copy of the Company’s press release announcing the events described under Item 5.02 of this Current Report on Form 8-K is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

99.1	Lone Pine Resources Inc. press release dated February 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE PINE RESOURCES INC.
(Registrant)

Dated: February 27, 2013	By:	/s/ CHARLES R. KRAUS
Charles R. Kraus
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Lone Pine Resources Inc. press release dated February 27, 2013.